Exhibit 99.1

Monster Digital, Inc. Announces Gulf Coast Panama Jack as a New Customer

SIMI VALLEY, CA – April 5, 2017 – Monster Digital, Inc. (Nasdaq: MSDI), (“Monster Digital” or “the Company”), which develops, markets and distributes Monster Digital® branded products for use in high-performance consumer electronics, mobile products and computing applications, today announced Gulf Coast Panama Jack as a new customer.

Gulf Coast Panama Jack (GCPJ) is a Florida-based beach and resort wholesale distributor. GCPJ has agreed to supply Monster Digital's HD camera to its wide customer base, which includes beach resorts, boat rental and other recreational facilities, as well as beach and resort area drug and grocery stores.

GCPJ President Jay Quave stated, “With an MSRP of $49.99, Monster Digital's HD camera is at a perfect price point for our customers. Not only is the price right, but it comes with a waterproof case, a memory card and a great selection of mounts so it can be used right away in a variety of activities."

Mr. Quave added, "In the past, disposable, waterproof print cameras had been popular selling items for our customers. But, the cost of these cameras has increased, and they require that the customer pay for film processing, and then all they have to show for it is thirty-six prints and a camera in the trash can. This is not a problem with the Monster Digital HD camera: once the photos and videos from the Monster Digital HD camera have been shared with others, you still have a great camera that can be used over and over again.”

David H. Clarke, Chairman and CEO of Monster Digital stated, “Our close relationship with Gulf Coast Panama Jack is an example of our strategy to expand the potential use of our cameras. “Sports action cameras” have always been identified with extreme sports. However, in discussions with GCPJ, it is clear that there is a large potential use in everyday recreational and leisure activities such as in beach, boat, water, and similar activities.”

About Monster Digital, Inc.

Monster Digital develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications. The Company designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster Digital is a registered trademark of Monster Products, Inc. in the U.S. and other countries.

For more information about the company, please visit http://www.monsterdigital.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Such forward looking statements include, but are not limited to, statements that relate to future events, future expectations, plans and prospects and Monster Digital’s strategy to expand the potential for use of our cameras. Although Monster Digital believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Monster Digital has attempted to identify forward-looking statements by terminology including “strategy”, “will become” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2017. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts:

Monster Digital, Inc.

David Olert, CFO

dolert@monsterdigital.com

Investors:

PCG Advisory

Vivian Cervantes

212-554-5482

vivian@pcgadvisory.com